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                                                                    EXHIBIT 10.7
                                                                    ------------


                              CONSULTANT AGREEMENT

         This is an Agreement between FirePond, Inc., a Minnesota corporation having an office at 1983 Premier Drive, P.O. Box 4459, Mankato, Minnesota 56002-4459, and its successors and assigns (hereinafter FirePond) and SOFT OS, INC., an PENNSYLVANIA CORPORATION, (hereinafter Consultant).

1.       PURPOSE OF AGREEMENT
         Consultant has furnished FirePond with contract software development services. The purpose of this Agreement is to memorialize the terms and conditions for contract services performed by Consultant for FirePond. These terms govern the general conduct, including disclosure of information and intellectual property rights. Consultant provides general contract development and management for computer programming services.

2.       DEFINITIONS
         The term "Consultant" in this Agreement shall include not only the individual or company indicated in the first paragraph of this Agreement but also any agents or employees of that individual or company.

3.       SERVICES
         Consultant shall perform services as set forth in the attached Schedule(s) or as otherwise directed by FirePond from time to time. All Schedules must be signed by the Consultant and FirePond in order to become a valid part of this Agreement.

4.       TERM OF AGREEMENT

         4.1 The term of this Agreement shall be three (3) years from 2/22, 1999, the date of this Agreement. The term is non-cancelable.

         4.2      This Agreement shall automatically renew for additional one
                  (1) year periods unless either party gives not less than one hundred eighty (180) days advance written notice of non-renewal. In the event the parties of such automatic renewal, the parties agree the same terms and conditions shall apply.

         4.3 Paragraphs 2, 6, 7, 8, 10, and 12 of this Agreement, and the Schedules, shall survive termination of the Agreement. Upon termination of this Agreement, Consultant shall return all materials to FirePond that have been received from, on behalf of or in conjunction with FirePond during the term of the Agreement.

5.       COMPENSATION
         Consultant's compensation shall be set forth on mutually agreed schedules from time to time. Consultant agrees to keep records showing all expenses incurred on behalf of FirePond with the purpose for such expenditures. Reimbursement shall be made in accordance with such Schedules(s).

6.       CONSULTANT IS INDEPENDENT CONTRACTOR
         Consultant is an independent contractor and is not an agent or employee of FirePond. This means that Consultant will be responsible for operation as an independent contractor and for meeting all legal requirements applicable to Consultant. It also means that Consultant will not be covered by any benefits or compensation plans provided for FirePond employees.

7.       CONFIDENTIALITY REQUIREMENT

         7.1 FirePond software and all information exchanged by the parties under this Agreement, specifically identified in writing as confidential and proprietary or its equivalent and transmitted by either party to the other shall be maintained in confidence by the receiving party, and the receiving party shall


                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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                                                                    EXHIBIT 10.7
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                  use the FirePond software and such information only as
                  authorized by FirePond. FirePond and Consultant agree to take reasonable precautions to protect against unauthorized disclosure of the FirePond software and such information to third parties. Consultant shall make no attempts nor assist any other parties in attempting to reverse compile, disassemble, or otherwise reverse engineer the FirePond software or any portion thereof, nor shall Consultant permit others to do so.

         7.2 Neither FirePond nor Consultant shall be obligated to maintain any information received from the other party as confidential and refrain from use, if:

                  7.2.1 the information was in the receiving party's possession or was known to it prior to its receipt from the disclosing party; or

                  7.2.2 the information is independently developed by the receiving party without the utilization of such confidential and proprietary information provided by the disclosing party; or

                  7.2.3 the information is or becomes public knowledge without the fault of the receiving party.

         7.3 Consultant agrees to retain in confidence all information and knowledge that is gained and transmitted to Consultant by Microsoft or other FirePond suppliers via FirePond and that has been designated as confidential and proprietary or its equivalent or that, by the nature of the circumstances surrounding the disclosure, should be treated in confidence, and will make no use of such information and knowledge other than for use authorized by FirePond. Consultant is not obligated to maintain the information in confidence if the information falls into the categories described in sections
                  7.2.1 through 7.2.3 of this Agreement.

         7.4 Consultant shall immediately report any breaches of confidentiality to FirePond of which it becomes aware. Consultant shall also immediately report to FirePond any person(s) who seek confidential and proprietary information or its equivalent from Consultant or FirePond employees. Failure to report these matters to FirePond are grounds for immediate termination of this Agreement and FirePond may pursue any legal remedies allowed by law against Consultant.

8.       NON-COMPETE
         See Schedule AGREEMENT REGARDING INVENTIONS, CONFIDENTIALITY AND NON-COMPETITION. Schedule A shall apply to Consultant.

9. ASSIGNMENT AND LICENSE OF INTELLECTUAL PROPERTY RIGHTS See Schedule AGREEMENT REGARDING INVENTIONS, CONFIDENTIALITY AND NON-COMPETITION. Schedule A shall apply to Consultant.

10.      INFORMATION OF CONSULTANT OR THIRD PARTIES
         With respect to any information, knowledge, or data disclosed to FirePond by Consultant, Consultant shall, to the best of its knowledge, give FirePond advance written notice if the work Consultant is performing infringes any patent, copyright, or trademark, or is based on a trade secret or other confidential and proprietary information or other intellectual property rights of Consultant or of others. Consultant agrees that it shall not knowingly furnish or use any such intellectual property rights in the performance of this Agreement, nor shall Consultant knowingly use the trade secrets or other confidential and proprietary information of Consultant or others, without the prior written consent of FirePond.

11.      COMPLIANCE WITH LAW
         Each party agrees to comply with all applicable laws, rules, and regulations, including the Foreign Corrupt Practices Act, in connection with its activities under this Agreement and to obtain any and all required governmental approvals, which are required for this Agreement. This Agreement is subject to and conditioned upon compliance with the U.S. Export Administration Act and the applicable regulations thereunder and the export control laws and regulations of all the relevant countries.

                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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                                                                    EXHIBIT 10.7
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12.      MISCELLANEOUS

         12.1 The provisions of this Agreement and the attached Schedule AGREEMENT REGARDING INVENTIONS, CONFIDENTIALITY AND NON-COMPETITION shall be binding upon Consultant, and Consultant's heirs, agents, employees, successors and permitted assigns. This Agreement may be transferred or assigned by FirePond but may not be assigned by Consultant without FirePond's prior written consent. Consultant agrees to have its agents and employees enter into the attached Schedule AGREEMENT REGARDING INVENTIONS, CONFIDENTIALITY AND NON-COMPETITION with FirePond in order to effect the provisions of sections 7, 8, 9, 10 and 11 of this Agreement. Consultant agrees to provide FirePond with copies of such agreements signed by Consultant's agents and employees.

         12.2 Consultant's performance of this Agreement may not be subcontracted or assigned without the prior written consent of FirePond.

         12.3 Consultant may not assign any of its rights under this Agreement without the prior written consent of FirePond. Likewise, the Consultant will not obligate FirePond to third parties without FirePond's prior written consent.

         12.4 Consultant agrees to indemnify and hold harmless FirePond from any disclosures or violations of this Agreement by an agent or employee of Consultant.

         12.5 This Agreement, including all Schedules, sets forth the entire understanding of the parties. All prior and contemporaneous discussions and agreements are merged into this Agreement.

         12.6 Neither FirePond nor Consultant shall be deemed to be in default of any provision of the Consultant Agreement for any failure in performance resulting from acts or events beyond the reasonable control of FirePond or Consultant.

         12.7 In the event FirePond provides Consultant with any hardware or software, it shall be identified in a Schedule. Such hardware and software shall remain the property of FirePond. Under no circumstances may this Agreement be interpreted as a sale or rental of the hardware or software. Consultant covenants that it will not transfer care or custody of the equipment to any other party. Consultant agrees to return the software and hardware to FirePond in good working order, given allowances for normal use, at the end of the project identified in the Schedule or upon request by FirePond. Consultant shall be responsible for any loss or damage to the software or hardware while it is in the possession of Consultant or Consultant's agents or employees.

         IN WITNESS WHEREOF, the parties have signed this Agreement by their duly authorized representatives.

CONSULTANT - SOFT OS, INC.                          FIREPOND, INC.

By:  Dimitry Dikman                     By:  Thomas F. Carretta
   ------------------------------          ---------------------------------

Signature:  /s/ Dimitry Dikman          Signature:  /s/ Thomas F. Carretta
          -----------------------                 --------------------------

Title:  President                       Title: Secretary and General Counsel
      ---------------------------              -----------------------------

Date:  2/22/99                          Date:  February 22, 1999
     ----------------------------             ------------------------------

                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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                                                                    EXHIBIT 10.7
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                                   Schedule A

A. The parties desire to engage SOFT OS as general contractor as set forth in the Agreement. SOFT OS has certain subcontractors for development arrangements and desires FirePond's consent. The purpose of the development arrangement is to utilize the services of the SOFT OS subcontractor, EP Group, under the consent and supervision of FirePond. EP Group shall receive a fee for the services from SOFT OS as general contractor according to separate arrangement between SOFT OS and EP Group.

B. SOFT OS shall contract with EP Group to:
o Provide FirePond at least fifty (50) qualified developers to expedite the realization of FirePond's product line. FirePond shall be involved in managing the development of the fifty developers;
o EP Group is to source the best developers from it's current staff of between seventy and eighty developers that fit the skill set required for the development of FirePond's product line. EP Group may at times be required to recruit developers from alternate sources available to EP Group in order to provide the developer with the right skill set for the development of FirePond's product line.

C. EP Group may continue certain business under management distinct from the persons servicing FirePond, and wind down certain other business of the EP Group.

         1. DEFINITIONS. For purposes of this Agreement, the following capitalized terms shall have the meaning ascribed to them below:

         CODE shall mean computer programming code. Unless otherwise specified, Code shall include such computer programming code in both object code and source code forms.

         CONFIDENTIAL INFORMATION shall mean the Deliverables (including drafts and associated materials) and any other information that FirePond or the EP Group indicates to be confidential and FirePond or the EP Group acquires from the other (as a result of disclosure by FirePond or the EP Group to the other, access to FirePond or the EP Group facilities by the other, analysis of FirePond's or the EP Group's products or enhancements, or otherwise) in connection with the Services. However, Confidential Information does not include information that rightly becomes public or that either party independently develops or acquires without reliance on other Confidential Information of the other.

         DELIVERABLES shall mean all Code, Documentation, and other media, materials, or other objects produced as a result of the Services or delivered by EP Group in the course of providing the Services, and including the existing IP.

         DOCUMENTATION shall mean any written materials that relate to particular Code or the programming or development thereof, including materials useful for design (for example, logic manuals, flow charts, and principles of operation).

         EP GROUP in this Agreement shall mean EPAm Systems, Ltd., a New Jersey general partnership, EPAm Systems, Inc., a corporation, each of which have offices at 475 Wall Street, Princeton, NJ 08540 (hereinafter "EPAM"), and Effective Programming, a Belarus Company


                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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                                                                    EXHIBIT 10.7
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and wholly owned subsidiary of EPAM with offices at 28 Kuibysheva Street, Suite
5, Minsk, Belarus and include any majority-owned or controlled subsidiary or affiliate, of EP Group.

         IP shall mean the intellectual property of the EP Group which exists on the date of this Agreement and which is created after the date of this Agreement. This definition includes, without limitation, all patents, trademarks, service marks, trade names, and copyrights (including registrations, letters patent, licenses, and applications pertaining thereto), technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials and all other intellectual property rights, trade secrets, and other confidential information, processes, and formulae used or otherwise necessary for the ownership and use of the IP and the Services (the "Intellectual Property").

         RESOURCES shall mean EP Group developers, programmers, data analysts or related personnel, whether employed directly by EP Group or engaged as a subcontractor.

         SERVICES shall mean programming and development services relating to existing and planned products and enhancements of FirePond or FirePond's products, including both existing IP and IP provided by EP Group under this Agreement.

         TERM shall mean three (3) years from the date first above written.

2. SCOPE OF SERVICES; COMPENSATION. All Services provided by EP Group shall be subject to this Agreement, and compensated by SOFT OS as general contractor, unless otherwise agreed upon by both parties in writing.

         EP Group are to provide at least FirePond fifty (50) qualified developer Resources to expedite the realization of FirePond's product line, including Code. EP Group and FirePond are to manage the development of the fifty developer Resources. EP Group is to source the best developer Resources from it's Resources of between seventy and eighty developers that fit the skill set required for the development of FirePond's product line and Code. EP Group may at times be required to recruit developers from alternate sources available to EP Group in order to provide the developer Resource with the right skill set for the development of FirePond's product line and Code. EP Group shall work directly with FirePond's Executive Vice President of Research and Development to facilitate and implement FirePond's product development plans. The Services may be described more specifically in statements of work as a guide for the EP Group, but it is the purpose of this Agreement to use EP Group Resources as required by FirePond. Except of such subsidiaries or affiliates, EP Group may not subcontract the Services without FirePond's prior written consent.

3. CONFIDENTIAL INFORMATION. Each party shall receive and hold all Confidential Information in trust and confidence for the other. No party may use any Confidential Information except as authorized by the other party under this Agreement and only for the benefit of other party. Each party may disclose Confidential Information only to those employees of the other party who have a "need to know" the same in order to help EP Group perform the Services and who are legally bound to maintain the confidentiality of the Confidential Information.

         Each party shall be responsible for the safekeeping of all materials and media containing Confidential Information disclosed by one to the other and shall account for such materials and media at the disclosing party's request. EP Group will take reasonable safeguards to protect


                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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                                                                    EXHIBIT 10.7
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   FirePond's intellectual property rights in foreign jurisdictions to which
   FirePond Software, Tools or Documentation or other confidential information is used or distributed and EP Group will remain liable for any act or omission that results in damages suffered or incurred by FirePond arising out of or related to any failure by EP Group to take reasonable safeguards to protect FirePond's intellectual property rights.

         Upon termination of all or any relevant Services, each shall deliver to the other or destroy (as requested by the discloser) all materials and media containing Confidential Information (including all copies and extracts thereof). The receiving party shall certify its compliance with such obligation at the discloser's request.

         The foregoing confidentiality obligations shall remain in effect until five (5) years after any relevant Services are completed or terminated and the receiving party has delivered to the discloser or destroyed the materials and media containing Confidential Information associated with such Services.

         4. RIGHTS IN DELIVERABLES. All Deliverables shall be deemed to be works made for hire and shall belong exclusively to FirePond and its designees. If by operation of law any of the Deliverables, including all related property rights, including by way of example and not limitation, all copyrights and applications therefor, industrial designs, moral rights, patents and applications therefor, trade secrets, confidential information, intellectual property rights and all other rights of whatever nature or kind, and are not owned in their entirety by FirePond automatically upon their creation, then EP Group agrees to assign, and hereby assigns, to FirePond and its designees the ownership of such Deliverables, including all related property rights to the broadest extent possible to vest ownership in FirePond.

         FirePond may obtain and hold in its own name copyrights, registrations, and other property protection that may be available in the Deliverables. EP Group agrees to provide any assistance required to perfect such protection.

         EP Group hereby further agrees and grants FirePond (as an exception to the transfer and assignment provided in the first paragraph of this Section) an irrevocable, nonexclusive, worldwide, royalty-free right and license to use, execute, reproduce, display, perform, and distribute (internally and externally) copies of, and prepare derivative works based upon, such IP materials, and the right to authorize others to do any of the foregoing, and to in all other ways exploit such IP. Such grant applies to any preexisting EP Group owned IP materials or IP which EP Group may have the right to license to FirePond as part of the Deliverables, provided they are owned or licensable without restriction by EP Group. To the extent that preexisting materials owned or licensed by EP Group are included in the Deliverables, EP Group shall identify any such materials prior to commencement of the Services involving such materials. To the extent of any such preexisting IP materials, EP Group represents and warrants that there are no third party rights in and to such preexisting IP materials. EP Group agrees to take sure further action and execute and deliver such further agreements or other instruments as FirePond may reasonably request to give effect to the ownership and license provisions of Section 4 of this Agreement. It is understood that this Agreement does not grant either party any right or interest with respect to the other party's business name trademark or trade name, and neither party shall refer to this Agreement or the Services in publicity or advertising without the other party's prior written consent.

                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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                                                                    EXHIBIT 10.7
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         Deliverables shall be defined on a Specification/Project Statement as determined by FirePond and EP Group from time to time.

         5. CONTINUED EP GROUP BUSINESS. EP Group has certain business clients, including Samsung, Bally Shoes, Colgate and Fubu. These businesses comprise custom software. EP Group shall continue to have the right to service these business accounts for EP Group's benefit, and to dedicate EP Group Resources currently working on these clients with the guidance and approval of FirePond as regards assignment of the Resources and timing to address these services. The intent of the parties is to optimize the allocation of EP Group Resources to FirePond projects and business, minimize distraction of the EP Group whose principal focus shall be the business of FirePond, and otherwise continue the on going business of EP Group in an orderly fashion. It is the intent of the parties that the noncompetitive custom computer services for these customers, and additional customers desiring noncompetitive custom computer programming services may be obtained from the EP Group. Where FirePond products suit these customers' requirements, FirePond products shall first be offered to these customers by the EP Group. The EP Group shall seek appropriate personnel to continue such noncompetitive custom software business, to foster the growth of the Continued EP Group Business and to assume the management currently serviced by the EP Group. FirePond and its employees shall not materially participate in the Continued EP Group Business, other than to manage such Resources for the benefit of FirePond. FirePond shall have the right to solicit business from all EP Group clients on FirePond's sole account without restriction during the term of the Agreement. No new agreements will be entered into with these accounts without the consent of FirePond. The income earned by EP Group for continued business shall exclusively belong to EP Group EP Group shall remain independent, but may not compete with FirePond as expressed in Section 8 hereof.


         6. DISCONTINUED EP GROUP BUSINESS. It is understood that EP Group has certain additional service agreements with third parties such as Parametric and SAP. The nature of these service agreements present a conflict or competitive interest or may not fit within the goals of FirePond. In consideration of the consideration paid to EP Group by SOFT OS under this Agreement, EP Group agrees to engage in a wind down strategy whereby EP Group shall cease rendering services to all such third parties other than as set forth above in Section 5 "Continued EP Group Business". This disengagement shall be performed in such manner as to satisfy all obligations to these customers under the terms of the agreements with these respective customers. EP Resources shall be reallocated to FirePond projects or "Continued EP and EPAM Business" at the earliest instance. No new agreements will be entered into with these accounts without the consent of FirePond.


         7. ASSIGNMENT OF RESOURCES. EP Group shall maintain current business arrangements with all EP Group Resources, subject to assignment of the contracts of engagement of all EP Group Resources to either FirePond, Inc. or an entity or entities controlled by FirePond, Inc. at FirePond's option. It is the understanding of EP Group that FirePond may establish an entity to which EP Group will assign and transfer Resources to such FirePond controlled entity in Minsk, Belarus. It is the understanding of EP Group that FirePond wants a portion of the fifty (50) Resource developers required to fulfill the terms of the Agreement to be transferred to the United States. In this case all Resource developers being transferred to the United States are to become employees of FirePond. FirePond understands there is a legal process required by the Immigration and Naturalization Services of the United States (INS) that may take several months

                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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                                                                    EXHIBIT 10.7
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to accomplish the transfer of employees from EP Group to FirePond. At the same time some EP Group Resources have been transferred already (or have the rights to be transferred) to the United States and have H-1 and L-1 Visas issued through EP Group. It is understood that for some intermediate period such United States based Resources may work as a FirePond subcontractors in the United
States via EP Group. Subcontractor Resources assigned within the United States shall be invoiced by SOFT OS at the EP Group cost. EP Group shall prepare a schedule of such Resources and cost therefore as soon as practicable. EP Group shall use best efforts to recruit and maintain relationships with all Resources after assignment and shall obtain agreements of exclusive service for a period of two (2) years to FirePond or entities controlled by FirePond as contemplated by this Agreement.


         8.  NONCOMPETITION.

(a) FIREPOND. For purposes of this Section 8 of this Agreement, all references to the "FirePond" will be deemed to include the FirePond, Inc. and its direct or indirect subsidiaries and affiliates.

(b) CONFLICTING PRODUCT. As used in this Agreement, a "Conflicting Product" means any computer program, product, process, system, or service of any person or organization other than FirePond, in existence or under development, which is the same as, or similar to, or competes with a computer program, product, process, system or service marketed or under development by the Company at any time during the Term of this Agreement.

(c) CONFLICTING ORGANIZATION. As used in this Agreement, a "Conflicting Organization" means any person or organization other than FirePond which is engaged in or is about to become engaged in the design, research, development, production, marketing, distribution, leasing, licensing, selling, or servicing of a Conflicting Product, including without limitation and by way of example only, the persons or organizations listed on Schedule Conflicting Organizations, attached hereto. To the extent an organization is listed which has multiple divisions or business units, e.g., Oracle, Conflicting Organization shall not include such non Sales Force Automation/technology enabled customer relationship divisions or business units, provided no assistance is offered or rendered by a party to any part of such organization relating to Sales Force Automation/technology enabled customer relationship products or services, e.g. by way of example, EP Group may provide services to Oracle in non Sales Force Automation applications. Directly compete means licensing or selling software and services within the Sales Force Automation and technology enabled customer relationship spaces as such terms are commonly known in the software industry.

SOFT OS and the EP Group understand that the restrictions set forth in this
         Section 8 are intended to protect FirePond's legitimate interest in its Confidential Information, business interests, and customer relationships and goodwill, and agree that such restrictions are necessary, reasonable and appropriate for this purpose. To the extent EP Group utilizes further subcontractor Resources, such persons shall execute the attached Agreement Regarding Inventions, Confidentiality and Non-competition.

Solely with respect to the EP Group, during the Term of this Agreement up to termination of this Agreement and for one (1) year thereafter, (the "Non-competition Periods"), EP and/or EPAM shall not, directly or indirectly, whether as owner, partner, shareholder, director, officer, consultant, agent, employee, co-venturer or otherwise: (a) participate in, invest in, organize or assist in organizing, work for or contract with, any Conflicting Organization; or (b) sell or assist in the design, development, manufacture, licensing, sale or support of any Conflicting Product, or (c) solicit FirePond customers, disparage FirePond, or hire or solicit to hire any FirePond contractors (including Resources who have been engaged by or have worked on any FirePond developments,

                     FIREPOND CONFIDENTIAL AND PROPRIETARY
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

                                                                    EXHIBIT 10.7
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         products or services) or employees, whether for themselves or on behalf of any third party, or (d) use FirePond confidential information. EP Group understand that the restrictions set forth in this Section 8 are intended to protect FirePond's legitimate interest in its Confidential Information, business interests, and customer relationships and goodwill, and agree that such restrictions are necessary, reasonable and appropriate for this purpose.

Solely with respect to FirePond, during the Term of this Agreement up to termination of this Agreement and for one (1) year thereafter, (the "Non-competition Periods), EP Group and FirePond agree that FirePond may pursue all business interests except:

1. FirePond shall not solicit to hire any EP Group employees or Resources, or attempt or assist in diverting such persons to any third party.

2. FirePond shall not use EP Group confidential information not licensed hereunder.

9.  GENERAL PROVISIONS.

NO RESTRICTIONS. Each party warrants that it is and will remain free of any obligations and restrictions that would interfere or be inconsistent with its performance of this Agreement. EP Group shall defend, indemnify and hold FirePond harmless from all claims and actions of third parties, including reasonable attorney's fees, relating to the failure of EP Group to perform this Agreement.

FORCE MAJEURE. Neither SOFT OS, FirePond nor EP Group shall be deemed to be in default of any provision of this Agreement for any failure in performance resulting from acts or events beyond the reasonable control of such person, provided such interruption does not extend beyond ninety (90 days) in which case either party may terminate this Agreement for convenience and all obligations capable of proration shall be pro rated.

NO WAIVER. If any person should waive any breach of any provision of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision hereof.

SEVERABILITY. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

AGREEMENT BINDING/ENTIRE AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. This Agreement and each Attachment or Schedule hereto constitute the complete and exclusive statement of the agreement between the parties, and all previous representations, discussions, and writings are merged in, and superseded by, this Agreement. Only a writing signed by the parties may modify this Agreement. The provisions of the base Agreement shall prevail over any conflict with any Attachment or Schedule.

RIGHTS TO INJUNCTIVE RELIEF. The parties acknowledge that remedies at law may be inadequate to provide the respective parties with full compensation in the event of a material breach, and that the non-breaching party shall therefore be entitled to seek injunctive relief as a remedy in the event of any such material breach.

GOVERNING LAW. This Agreement shall be exclusively governed by and construed under the law of the State of Minnesota without reference to its conflicts of law principles. Except as

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                                                                    EXHIBIT 10.7
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otherwise provided in the Agreement, any legal action or suit related to this
Agreement shall be brought exclusively in the courts of Minnesota. Both parties agree that the courts of Minnesota are a convenient forum for the resolution of disputes.

NOTICES. All notices or reports which are required or may be given pursuant to this Agreement shall be in writing, delivered by mail, courier or personally and shall be deemed duly given when delivered to the respective executive offices of FirePond and EP Group at the addresses first set forth above.

INDEPENDENT CONTRACTORS. The relationship of FirePond and EP Group established by this Agreement is that of independent sub contractors. Each party is free to determine its own business practices, except as otherwise provided herein.

THIRD PARTY BENEFICIARIES. FirePond has subsidiaries and affiliates, including without limitation for example FirePond (UK) Ltd., and may add additional subsidiaries and affiliates during the Term. EP Group acknowledge and agree that such subsidiaries and affiliates shall be third party beneficiaries of this Agreement.

ASSIGNMENT. FirePond may assign this Agreement to any successor in FirePond's interest, or to any subsidiary or affiliate.

SURVIVAL. The provisions of Sections 1, 3, 4, 5, 6, 8, and 9 shall survive termination of this Agreement for any reason.

Acknowledged and Agreed

SOFT OS


 /s/ Dimitry Dikman
--------------------------

EPGROUP
EFFECTIVE PROGRAMMING


By:  /s/ Arkadiy Dobkin
   ----------------------------------

Name:  Arkadiy Dobkin
     --------------------------------

Title:  Partner and CEO
      -------------------------------

Date:  1/23/99
     --------------------------------


EPAM SYSTEMS, INC. AND
EPAM SYSTEMS, LTD.


By:  /s/ Arkadiy Dobkin
   ----------------------------------

Name:  Arkadiy Dobkin
     --------------------------------

Title:  Partner
      -------------------------------

Date:  1/12/99
     --------------------------------

                     FIREPOND CONFIDENTIAL AND PROPRIETARY
                                  Page 7 of 8

                                                                    EXHIBIT 10.7
                                                                    ------------


FIREPOND INC.


By:  /s/ Thomas F. Carretta
   ----------------------------------

Name:  Thomas F. Carretta
     --------------------------------

Title:  General Counsel/Secretary
      -------------------------------

Date:  1/12/99
     --------------------------------





                     FIREPOND CONFIDENTIAL AND PROPRIETARY
                                  Page 8 of 8